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                                  NSAR ITEM 77O
                        January 1, 2000 to June 30, 2000
                             VK High Income II Trust
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING              PURCHASED FROM         AMOUNT OF SHARES           % OF              DATE
                                                                              PURCHASED            UNDERWRITING     OF PURCHASE


         1            Focal Communications       Salomon Smith Barney           580,000                 0.210%       01/07/00
                                                         DLJ
                                                         MSDW
                                                    TD Securities
                                                 Banc of America Sec


         2           Level 3 Communications         Goldman Sachs               215,000                 0.027%       02/24/00
                                                 Salomon Smith Barney
                                                     J.P. Morgan
                                                         MSDW
                                                   CS First Boston

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